Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of USA Technologies, Inc. and subsidiaries of our report dated September 23, 2008, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus

/s/ McGladrey & Pullen, LLP
MCGLADREY & PULLEN, LLP

New York, New York
May 22, 2009